EXHIBIT 10(t)

                        [LETTER HEAD OF BRYAN CAVE]
                            [Overland Park, KS]


                               June 13, 1995




Mr. Stephen R. Miller
Miller Law Firm, P.C.
4310 Madison Avenue
Kansas City, MO  64111

     Re:  Marvin W. Ozley

Dear Steve:

     Dick asked that I write to you in his absence regarding
Marvin Ozley. As you are probably aware, we have been negotiating a proposed severance arrangement for the period up to December 31, 1998, the date Mr. Ozley has indicated he intends to retire as an employee of Sealright Co., Inc.

     The members of the Compensation Committee of the Board of Directors have determined that it is in the Company's best interest to retain Marvin Ozley as a full time employee until December 31, 1998. It is the present intention of the Compensation Committee to continue his annual salary of $308,292 for this entire term assuming that he fulfills the responsibilities and duties assigned to him by the new Chief Executive Officer.

     We believe it would be best to discuss other details regarding his continued employment after Dick has returned from his trip and the new Chief Executive Officer has been elected by the Board of Directors.

     We believe that this resolution achieves the primary objective stated to Mr. Ozley by the members of the Compensation
Committee during our meeting of February 11, 1995.

                              Sincerely yours,

                              /s/ Tom Van Dyke
                              Thomas W. Van Dyke
TWV:dah
cc:  William D. Thomas








June 22, 1995


Mr. Thomas Van Dyke
Secretary, Sealright Co. Inc.
c/o Bryan Cave
Suite 1100
7500 College Boulevard
Overland Park, Kansas  6621-4035

Dear Tom:

My attorney, Dick Miller, has furnished me a copy of your letter of June 13, offering on the behalf of the company to retain me as a full-time employee until December 31, 1998 at an annual salary of $308,232 for the entire term.

I also understand from Mr. Miller that he discussed the above referenced letter with you on Saturday, June 17th and that the duties assigned to me will be those that will be agreed upon between the new Chief Executive Officer of Sealright and me.

It is my further understanding that I am to remain on the Board of Directors.

I accept this offer.


Very truly yours,

/s/ Marvin W. Ozley

Marvin W. Ozley
11600 Norwood
Leawood, KS  66211

cc:  Mr. G. Kenneth Baum
     George K. Baum Company

cc:  Mr. Richard W. Miller
     Miller Law Firm, P.C.